EXHIBIT 10.19

                        FOUNDER'S EMPLOYMENT AGREEMENT


      This Founder's Employment Agreement (this "Agreement") is by and between [______________________], a [_____________] corporation (the "Company") which, on the Effective Date (as defined below), will be a wholly-owned subsidiary of LandCare USA, Inc., a Delaware corporation ("LandCare USA"), and [_______________________] ("Executive"), and is dated [ ], but shall become effective only on the date of the consummation of the initial public offering of the common stock of LandCare USA (the "Effective Date").

                               R E C I T A L S

      A. As of the Effective Date, the Company and the other subsidiaries of LandCare USA are or will be engaged primarily in the business of providing landscaping services, including design, installation, construction and mainenance, and related services businesses (collectively, the "Business").

      B. Executive is employed by the Company in a confidential relationship pursuant to which Executive has become and will continue to become familiar with and aware of information as to the Company's and LandCare USA's customers, specific manner of doing business (including the processes, techniques and trade secrets utilized by the Company and LandCare USA), and future plans with respect thereto, all of which have been and will be established and maintained at significant expense to the Company and LandCare USA. This information includes trade secrets and constitutes a valuable asset of the Company and of LandCare USA.

      C. The parties hereto desire to agree to the various matters described herein and to memorialize their agreements as set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, it is hereby agreed as follows:

                              A G R E E M E N T

      1.    EMPLOYMENT AND DUTIES.

      (a) The Company hereby employs Executive as [______________________] of the Company. Executive shall have responsibilities, duties and authority reasonably accorded to, expected of, and consistent with such position and will report directly to the Board of Directors of

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the Company (the "Board") or its designee. Executive hereby accepts this employment upon the terms and conditions herein contained and agrees to devote substantially all of his business time, attention and efforts to promote and further the business of the Company. Executive shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes in any material respect with Executive's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Executive from making passive personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 3 hereof.

      (b) Executive shall faithfully adhere to, execute and fulfill all lawful policies established from time to time by the Company.

      (c) Executive shall only be required to perform Executive's duties in, and shall not be required to relocate from, the area in which the Company is headquartered on the date of this Agreement unless otherwise agreed by Executive.

      2. COMPENSATION. For all services rendered by Executive, the Company shall compensate Executive as follows:

      (a) BASE SALARY. Commencing on the Effective Date or, at the option of the Company, the first day of the month during which the Effective Date occurs or the first day of the month immediately following the date on which the Effective Date occurs, the base salary payable to Executive shall be $ _______ per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less frequently than monthly. On at least an annual basis, the Board will review Executive's performance and may make increases, but not decreases, to such base salary if, in its discretion, any such increase is warranted.

      (b) EXECUTIVE PERQUISITES, BENEFITS AND OTHER COMPENSATION. Executive shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

      (i) Coverage, subject to contributions required of executives of the Company generally, for Executive and his dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time for the benefit of its executives; provided, however, that the Company shall not modify the plans in effect on the date hereof in a manner that would decrease the benefits afforded thereby to the Executive in any material respect unless (a) the Executive consents to such changes, or (b) such changes result in plans that provide benefits to the Executive that are substantially similar to those afforded to similarly situated executives employed by the other subsidiaries of LandCare.

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      (ii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Executive in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Executive upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

      (iii) The Company shall provide Executive with such other executive perquisites as may be deemed appropriate for Executive by the Board, and Executive shall be entitled to participate in all other Company-wide employee benefits as are available from time to time.

      3.    NON-COMPETITION AGREEMENT.

      (a) Executive shall not, during the period of his employment by or with the Company, and for a period of two (2) years immediately following the termination of his employment under this Agreement, for any reason whatsoever, except as provided herein, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

            (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business in direct competition with the Company or LandCare USA or any of their respective subsidiaries, within 100 miles of where the Company or any of LandCare USA's other subsidiaries has a physical location (the "Territory");

            (ii) call upon any person who is, at that time, an employee of the Company or LandCare USA (including the respective subsidiaries thereof) in a sales or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or LandCare USA (including the respective subsidiaries thereof);

            (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company or LandCare USA (including the respective subsidiaries thereof) for the purpose of soliciting or selling products or services in direct competition with the Company or LandCare USA;

            (iv) call upon any prospective acquisition candidate, on Executive's own behalf or on behalf of any competitor, which candidate was, to Executive's actual knowledge, either called upon by the Company or LandCare USA (including the respective subsidiaries

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thereof) or for which the Company or LandCare USA made an acquisition analysis, for the purpose of acquiring such entity or all or substantially all of such entity's assets.

      Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Executive from (i) participating in the activities as and to the extent described on Schedule 13.1 to the Agreement and Plan of Organization dated as of March 17, 1998 to which the Company, LandCare and the Executive are parties, or
(ii) acquiring as a passive investment not more than two percent (2%) of the capital stock of a competing business the stock of which is traded on a national securities exchange or on an over-the-counter or similar market.

      (b) Because of the difficulty of measuring economic losses to the Company and LandCare USA as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company and LandCare USA for which they would have no other adequate remedy, Executive agrees that the foregoing covenant may be enforced by LandCare USA or the Company in the event of breach or threatened breach by Executive, by injunctions, restraining orders and other appropriate equitable relief.

      (c) It is agreed by the parties that the foregoing covenants in this paragraph 3 impose a reasonable restraint on Executive in light of the activities and business of the Company or LandCare USA, as the case may be (including LandCare USA's other subsidiaries) on the Effective Date of this Agreement and the current plans of LandCare USA (including LandCare USA's other subsidiaries); but it is also the intent of the Company and Executive that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company and LandCare USA, as the case may be (including LandCare USA's other subsidiaries) throughout the term of these covenants, whether before or after the date of termination of the employment of Executive. For example, if, during the term of these covenants, the Company or LandCare USA, as the case may be (including LandCare USA's other subsidiaries) engage in new and different activities related to the Business, enter a new business related to the Business or establish new locations for their current activities or businesses in addition to or other than the activities or businesses enumerated under the Recitals above or the locations currently established therefor, then Executive will be precluded from soliciting the customers or employees of such new activities or businesses or from such new locations and from directly competing with such new businesses within 100 miles of all then-established operating location(s) through the term of these covenants.

      It is further agreed by the parties hereto that, in the event that Executive shall cease to be employed hereunder, and shall enter into a business or pursue other activities not in competition with the Company or LandCare USA (including LandCare USA's other subsidiaries), or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (i) of paragraph 3(a), Executive shall not be chargeable with a violation of this paragraph 3 if the Company or LandCare USA (including LandCare USA's other subsidiaries) shall thereafter enter the same, similar or a competitive
(i) business, (ii) course of activities or (iii) location, as applicable.

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      (d) The covenants in this paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

      (e) All of the covenants in this paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company or LandCare USA, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by LandCare USA or the Company of such covenants. It is specifically agreed that the period of two (2) years following termination of employment stated at the beginning of this paragraph 3, during which the agreements and covenants of Executive made in this paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which Executive is in violation of any provision of this paragraph 3.

      4.    TERM; TERMINATION; RIGHTS ON TERMINATION.

      (a) The term of this Agreement shall begin on the Effective Date and continue for five (5) years (the "Term"), unless terminated sooner as herein provided, and shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein in effect as of the time of renewal. This Agreement and Executive's employment may be terminated in any one of the followings ways:

            (i) TERMINATION AS A RESULT OF EMPLOYEE'S DEATH. The death of Executive shall immediately terminate this Agreement with no severance compensation due to Executive's estate.

            (ii) TERMINATION ON ACCOUNT OF DISABILITY. If, as a result of incapacity due to physical or mental illness or injury, Executive shall have been absent from his full-time duties hereunder for six (6) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such six (6) month period, but which shall not be effective earlier than the last day of such six (6) month period), the Company may terminate Executive's employment hereunder provided Executive is unable to resume his full-time duties with or without reasonable accommodation at the conclusion of such notice period. Also, Executive may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty
      (30) days of the date

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      of such written statement, Executive shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Executive or Executive's doctor and such doctor shall have concurred in the conclusion of Executive's doctor. In the event this Agreement is terminated as a result of Executive's disability, Executive shall receive from the Company, in a lump-sum payment due within thirty (30) days of the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Initial Term (as defined below) or for one (1) year, whichever amount is greater; provided, however, that any such payments shall be reduced by the amount of any disability insurance payments payable to the Executive as a result of such disability to the extent such disability insurance is provided by the Company or LandCare USA or any of their affiliates.


            (iii) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate this Agreement immediately for "Cause", which shall be: (1) Executive's willful and material breach of this Agreement, which breach either cannot be cured or, if capable of being cured, is not cured within ten (10) days after receipt of written notice of the need to cure; (2) Executive's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of Executive's material duties and responsibilities hereunder; (3) Executive's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company or LandCare USA; (4) Executive's conviction of a felony crime; or (5) Executive's confirmed positive illegal drug test result. In the event of a termination for Cause, Executive shall have no right to any severance compensation.

            (iv) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. At any time after commencement of employment, the Company may terminate Executive's employment hereunder without Cause, and Executive may terminate his employment hereunder for Good Reason (as defined below), in either case effective thirty (30) days after written notice. If Executive is terminated by the Company without Cause or if Executive terminates Executive's employment hereunder for Good Reason during the first three
      (3) years of the Term (the "Initial Term"), Executive shall receive from the Company, in a lump-sum payment due on the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Initial Term of this Agreement or for one
      (1) year, whichever amount is greater. If Executive is terminated by the Company without Cause or should Executive terminate for Good Reason after the Initial Term, Executive shall receive from the Company, in a lump-sum payment due on the effective date of termination, one year's salary at the base salary rate then in effect. Further, any termination without Cause by the Company or by the Executive for Good Reason shall operate to shorten the period set forth in paragraph 3(a) and during which the terms of paragraph 3 apply to one (1) year from the date of termination of employment. If Executive resigns or otherwise terminates his employment hereunder without Good Reason, Executive shall receive no

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      severence compensation, and the provisions of paragraph 3 hereof shall apply. If Executive is terminated by the Company without Cause or if Executive terminates his employment hereunder for Good Reason, (1) the Company shall make the insurance premium payments contemplated by COBRA for a period of 12 months after such termination, and (2) the Executive shall be entitled to receive a pro rated portion of any annual bonus to which the Executive would have been entitled for the year during which the termination occurred had the Executive not been terminated.

      (b) DEFINITION OF "GOOD REASON". Executive shall have "Good Reason" to terminate this Agreement and his employment hereunder if, without Executive's consent, (i) Executive is demoted by means of a reduction in authority, responsibilities, duties or title to a position of materially less stature or importance within the Company than the position described in Section 1 hereof, or (ii) the Company breaches this Agreement in any material respect and fails to cure such breach within ten days after Executive delivers written notice and a written description of such breach to the Company, which notice shall specifically refer to this section of this Agreement.

      (c) CHANGE IN CONTROL OF LANDCARE USA. In the event of a "Change in Control of LandCare USA" (as defined below) during the Initial Term, paragraph 11 below shall apply.

      (d) EFFECT OF TERMINATION. Upon termination of this Agreement for any reason provided above, Executive shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Executive only to the extent and in the manner expressly provided herein. All other rights and obligations of the Company and Executive under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 8 herein and Executive's obligations under paragraphs 3, 5, 6, 7 and 9 herein shall survive such termination in accordance with their terms.

      (e) BREACH BY COMPANY. If termination of Executive's employment arises out of the Company's failure to pay Executive on a timely basis the amounts to which Executive is entitled under this Agreement or as a result of any other breach of this Agreement by the Company, as determined by a court of competent jurisdiction or pursuant to the provisions of paragraph 15 below, the Company shall pay all amounts and damages to which Executive may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Executive to enforce his rights hereunder. Further, none of the provisions of paragraph 3 shall apply in the event this Agreement is terminated as a result of a breach by the Company.

      5. RETURN OF COMPANY PROPERTY. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Executive by or on behalf of the Company, LandCare USA or their representatives, vendors or customers which pertain to the business of the Company or LandCare USA shall be and remain the property of the

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Company or LandCare USA, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company or LandCare USA which is collected by Executive shall be delivered promptly to the Company without request by it upon termination of Executive's employment.

      6. INVENTIONS. Executive shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Executive, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are directly related to the business or activities of the Company and which Executive conceives as a result of his employment by the Company. Executive hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

      7. TRADE SECRETS. Executive agrees that Executive will not, during or after the Term of this Agreement with the Company, disclose the terms of the Company's or LandCare USA's relationships or agreements with their respective vendors or customers or any other significant or material trade secret of the Company or LandCare USA, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever, except and only to the extent required by law or legal process following notice to the Company and LandCare USA.

      8. INDEMNIFICATION. In the event Executive is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company or LandCare USA against Executive), by reason of the fact that Executive is or was performing services under this Agreement, then the Company shall indemnify Executive against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Executive in connection therewith to the maximum extent permitted by applicable law. The advancement of expenses shall be mandatory to the extent permitted by applicable law. In the event that both Executive and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage counsel, and Executive agrees to use the same counsel, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Executive, Executive may engage separate counsel and the Company shall pay all reasonable attorneys' fees of such separate counsel. The Company shall not be required to pay the fees of more than one law firm except as described in the preceding sentence, and shall not be required to pay the fees of more than two law firms under any circumstances. Executive cannot be held liable to the Company or

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LandCare USA for errors or omissions made in good faith or where Executive has not exhibited gross, willful, and wanton negligence in connection with such conduct, error or omission.

      9. NO PRIOR AGREEMENTS. Executive hereby represents and warrants to the Company that the execution of this Agreement by Executive and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Executive hereby indemnifies the Company against any and all liability, expenses and other costs and amounts incurred by the Company, including, but not limited to, attorneys' fees and expenses of investigation, as a result of any claim by any third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Executive and such third party which was in existence as of the date of this Agreement.

      10. ASSIGNMENT; BINDING EFFECT. Executive understands that the Company has selected Executive for employment by it on the basis of Executive's personal qualifications, experience and skills. Executive agrees, therefore, that Executive cannot assign all or any portion of Executive's performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of paragraph 12 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

      11.   CHANGE IN CONTROL.

      (a) Executive understands and acknowledges that LandCare USA and/or the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of LandCare USA and/or the Company hereunder or that the Company may undergo another type of Change in Control. In the event such a merger or consolidation or other Change in Control is initiated prior to the end of the Initial Term, then the provisions of this paragraph 11 shall be applicable.

      (b) In the event of a pending Change in Control wherein LandCare USA and/or the Company and Executive have not received written notice at least five
(5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of LandCare USA's and/or the Company's business and/or assets that such successor is willing as of the closing to assume and agree to perform LandCare USA's and/or the Company's obligations under this Agreement in the same manner and to the same extent that LandCare USA and/or the Company is hereby required to perform, then Executive may elect to terminate his employment and shall be entitled to receive in one lump sum on the effective date of such termination, an amount equal to three times his annual base salary then in effect, and the non-competition provisions of paragraph 3 shall apply for a period of one (1) year from the effective date of termination.

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      (c) In any Change in Control situation, if Executive is terminated by the
Company without Cause at any time during the twelve (12) months immediately following the closing of the transaction giving rise to the Change in Control, or Executive terminates for Good Reason at any time during the twelve (12) months immediately following the closing of the transaction giving rise to the Change in Control, Executive shall be entitled to receive in one lump sum on the effective date of such termination an amount equal to three (3) times his annual base salary then in effect, and the non-competition provisions of paragraph 3 shall apply for a period of one (1) year from the effective date of termination.

      (d) For purposes of applying paragraph 4 under the circumstances described in (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due Executive must be paid in full by the Company at or prior to such closing. Further, Executive will be given sufficient time and opportunity to elect whether to exercise all or any of Executive's vested options to purchase LandCare USA common stock, such that Executive may convert the options to shares of LandCare USA common stock at or prior to the closing of the transaction giving rise to the Change in Control, if Executive so desires.

      (e) A "Change in Control" shall be deemed to have occurred if:

            (i) any person, other than LandCare USA or an employee benefit plan of LandCare USA, acquires directly or indirectly the beneficial ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company;

            (ii) the following individuals no longer constitute a majority of the members of the Board of Directors of LandCare USA: (A) the individuals who, as of the closing date of LandCare USA's initial public offering, constitute the Board of Directors of LandCare USA (the "Original Directors"); (B) the individuals who thereafter are elected to the Board of Directors of LandCare USA and whose election, or nomination for election, to the Board of Directors of LandCare USA was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election); and (C) the individuals who are elected to the Board of Directors of LandCare USA and whose election, or nomination for election, to the Board of Directors of LandCare USA was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election);

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            (iii) the stockholders of LandCare USA shall approve a merger, consolidation, recapitalization, or reorganization of LandCare USA, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of LandCare USA immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction;

            (iv) the stockholders of LandCare USA shall approve a plan of complete liquidation of LandCare USA or an agreement for the sale or disposition by LandCare USA of 50% or more of the total assets of LandCare USA; or

            (v) LandCare USA shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of 50% or more of the total assets of the Company.

      (f) If it shall be determined that any payment or distribution by LandCare USA or the Company or any other person to or for the benefit of the Executive (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Excise Tax"), as a result of the termination of employment of the Executive in the event of a Change in Control, then the Company, LandCare USA or the successor to LandCare USA shall pay an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes, including, without limitation, any income taxes and Excise Tax imposed on the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payments. Such amount will be due and payable by the Company, LandCare USA or the successor to LandCare USA within ten (10) days after the Executive delivers written request for reimbursement accompanied by a copy of the Executive's tax return(s) showing the Excise Tax actually incurred by the Executive.

      12. COMPLETE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto relating to the subject matter hereof and supersedes any other employment agreements or understandings, written or oral, between the Company and Executive. This Agreement is not a promise of future employment. Executive has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Executive and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written

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agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Executive, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

      13. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

      To the Company:         ________________________
                              ________________________
                              ________________________
                              ________________________

           with a copy to:    General Counsel
                              LandCare USA, Inc.
                              Three Riverway, Suite 630
                              Houston, Texas  77056
                              Telephone:  713/965-0331
                              Fax:  713/965-0579

      To Executive:           ________________________
                              ________________________

Notice shall be deemed given and effective on the earlier of three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received by means of hand delivery or delivery by Federal Express or other courier service. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 13.

      14. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

      15. ARBITRATION. With the exception of the provisions hereof providing for enforcement by means of equitable remedies, any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Houston, Texas, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") then in effect, provided that the parties may agree to use arbitrators other than those provided by the AAA. The arbitrators

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
shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expenses of any arbitration proceeding shall be borne by the Company; however, each party shall be responsible for payment of its counsel fees and related expenses. The arbitrator shall, however, have the right and discretion to award counsel fees and expenses (including reasonable travel expenses) to either party as part of the arbitrator's final judgment.

      16. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State in which the Company's headquarters are located on the date hereof as shown in the Company's address for notices set forth in Section 13 hereof.

      17. COUNTERPARTS. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written, but effective as of the Effective Date.

                                    [                   ]



                                    By: _____________________________
                                       [                            ]
                                       President




                                    EXECUTIVE



                                    _________________________________
                                    [Name]

                                    LANDCARE USA, INC.




                                    By: _____________________________

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